FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

        Date of Report (date of earliest event reported): September 25, 2006

                          GLOBETEL COMMUNICATIONS CORP.
             (Exact Name of Registrant as Specified in Its Charter)

          Delaware                      0-23532                  88-0292161
(State or Other Jurisdiction    (Commission File Number)    (I.R.S. Employer
      of Incorporation)                                   Identification No.)

        9050 Pines Blvd., Suite 255, Pembroke Pines, FL            33024
          (Address of Principal Executive Offices)               (Zip Code)

      Registrant's telephone number, including area code: 954-241-0590

            Former Name or Former Address, if Changed Since Last Report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2 below):

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d- 2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e- 4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02(d)

The Board of Directors appointed Patrick Heyn to serve as an independent director on GlobeTel's Board of Directors. Mr. Heyn shall also serve on the audit committee.

Mr. Heyn is a Partner in the Audit and Accounting department of Daszkal Bolton LLP where he is responsible for ensuring the quality and technical accuracy of all auditing services performed for public and private companies. Mr. Heyn obtained his Bachelor in Business Administration degree in Accounting from Columbus State University and his Master in Professional Accountancy degree from Georgia State University in Atlanta. He is a member of the American Institute of Certified Public Accountants and the Florida Institute of Certified Public Accountants. Mr. Heyn is certified as a CPA in both Florida and Georgia.

Item 8.01

On January 27, 2006 the Company disseminated a press release announcing the appointment of Patrick Heyn

Exhibits.

      99.1        Press Release dated September 27, 2006

                                    SIGNATURE

     Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                       GlobeTel Communications Corp.

Dated: September 27, 2006                   By: /s/ Timothy M. Huff
                                           --------------------------
                                           Timothy M. Huff
                                           Chief Executive Officer